UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2005 (August 24, 2005)

Rockwell Automation, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12383 (Commission File Number)	25-1797617 (IRS Employer Identification No.)

777 East Wisconsin Avenue, Suite 1400
Milwaukee, Wisconsin 53202
(Address of Principal Executive Offices) (Zip Code)

 (414) 212-5299
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        __ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        __ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        __ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        __ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

                         On August 24, 2005, Rockwell Automation, Inc. entered into a Purchase and Sale Agreement with First Industrial Acquisitions, Inc. (the “Buyer”) to sell and lease-back approximately 24 operating properties (including the buildings and other improvements affixed to the properties) owned by Rockwell Automation (the “Subject Property”). The Subject Property includes both manufacturing and office facilities. The total purchase price for the Subject Property to be paid to Rockwell Automation is expected to be approximately $152 million, subject to adjustments provided in the Agreement based on the properties actually sold.

                         At closing, Rockwell Automation will execute (as tenant) individual triple-net leases for each Subject Property. The lease term will vary from five to fifteen years depending on the property and each lease will contain provisions for early termination and extension options. The majority of the leases will have 10-15 year terms. Each lease may be individually renewed for up to four consecutive terms of five years each. Under the leases, Rockwell Automation generally will be responsible for all operating and maintenance costs and taxes with respect to the Subject Property, on-going regulatory compliance with respect to environmental matters, and capital leasehold improvements and repairs.

                         The aggregate amount of annual rent payable with respect to the Subject Property is initially expected to be approximately $12 million. Beginning with the second renewal term of each lease, the amount of rent under each individual lease will be increased by 7.5% per renewal term.

                         Rockwell Automation does not have any material relationships with the Buyer other than with respect to this transaction. The transaction is subject to certain closing conditions, including the review of certain title commitments and documents and surveys by the Buyer, completion of due diligence by the Buyer, the approval of the transaction by Rockwell Automation’s Board of Directors by September 16, 2005, the performance of covenants and obligations under the Agreement, and the accuracy of representations and warranties.

                         The transaction is expected to close in October, 2005.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                         The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

(Page 2 of 3 Pages)

SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC. (Registrant)
By	/s/ Douglas M. Hagerman

Douglas M. Hagerman Senior Vice President, General Counsel and Secretary

Date: August 26, 2005 (Page 3 of 3 Pages)